                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.  )

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                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           MicroTouch Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           MicroTouch Systems, Inc.
--------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


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

Dear Fellow Shareholder:

   You are cordially invited to attend the MicroTouch Annual Meeting of Shareholders (the "Annual Meeting") to be held at 10:00 a.m. on Thursday, June 22, 2000 at the offices of MicroTouch Systems, Inc., 300 Griffin Brook Park Drive, Methuen, Massachusetts 01844.

   You will be asked at the meeting to elect one director, to ratify the selection of Arthur Andersen LLP as MicroTouch's independent auditors for 2000 and to transact such other business as may properly come before the meeting or any adjournment thereof.

   As set forth in the accompanying Proxy Statement, which you are urged to read, your Board of Directors recommends that you vote "FOR" the proposals.

   At the Annual Meeting, management will be available for a discussion period to answer your questions, and we welcome your comments. Representatives from Arthur Andersen will also be available to answer questions.

   The Board of Directors appreciates and encourages shareholder participation in MicroTouch's affairs. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, we request that you sign, date and mail the enclosed proxy in the envelope provided at your earliest convenience.

Thank you for your cooperation.

Very truly yours,

/s/ D. Westervelt Davis
    D. Westervelt Davis
    President, Chief Executive Officer and
    Director

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                    May 24, 2000

To the Shareholders:

   The Annual Meeting of Shareholders of MicroTouch Systems, Inc. will be held on June 22, 2000 at the offices of MicroTouch Systems, 300 Griffin Brook Park Drive, Methuen, Massachusetts, at 10:00 a.m., for the following purposes:

  (1) To elect one Class II director.

  (2) To approve Arthur Andersen LLP as independent auditors of the Corporation for fiscal 2000.

  (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on May 8, 2000 are entitled to vote at the meeting.


                                          /s/ Diane Burak
                                          Diane Burak
                                          Clerk

                            MICROTOUCH SYSTEMS, INC.

                          300 Griffin Brook Park Drive
                          Methuen, Massachusetts 01844
                            Telephone (978) 659-9000

                                PROXY STATEMENT

      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 22, 2000.

   The accompanying proxy is solicited by the Board of Directors, and all the expenses of the solicitation will be borne by the Corporation. No costs of solicitation have been incurred to date. The solicitation will be by mail, and may also be made personally and by telephone by a presently indeterminable number of officers and employees of the Corporation or by an independent organization on behalf of the Corporation.

   The annual report to shareholders was sent to shareholders with this proxy statement and accompanying proxy on or about May 24, 2000.

                                     VOTING

   The Corporation has only one class of shares outstanding. The Board of Directors has fixed the close of business on May 8, 2000 as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders on June 22, 2000 (the "Annual Meeting"). As of April 28, 2000 there were outstanding 6,482,842 shares of common stock of $0.01 par value per share (the "Common Stock"), each such share being entitled to one vote. At any time prior to the Annual Meeting, a shareholder may revoke his or her proxy by filing a proxy bearing a later date with the Clerk of the Corporation. If a shareholder attends the Annual Meeting, such shareholder may revoke his or her proxy at that time and vote in person. Proxies will be voted as directed by the shareholder. Unless otherwise directed, proxies will be voted for the election of the nominee for the Class II director listed below and for the approval of Arthur Andersen LLP ("Arthur Andersen") as the independent auditors of the Corporation. A majority in interest of all stock issued, outstanding and entitled to vote at the Annual Meeting, represented at the Annual Meeting, in person or by proxy, constitutes a quorum for the transaction of business. Signed but unmarked proxies will be counted as favorable votes; pursuant to Massachusetts law, broker non-votes and proxies marked as abstentions will be counted as shares present for the purpose of determining the presence of a quorum but broker non-votes will not be counted as votes properly cast and will not affect the outcome of the voting. Proxies marked as abstentions will be counted as votes properly cast and, accordingly, will have the effect of a negative vote. The favorable vote of a plurality of the shares represented at the meeting is required for the election of the director. The favorable vote of a majority of the shares represented at the meeting is required for the ratification of Arthur Andersen.

                PROPOSAL I--NOMINATION AND ELECTION OF DIRECTOR

   The Corporation's Board of Directors is divided into three classes. The Board is currently comprised of two Class I directors, one Class II director and two Class III directors. At each Annual Meeting of Shareholders, a class of directors is elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the current Class II director, Class III directors and Class I directors, respectively, will expire upon the election and qualification of directors at the Annual Meeting of Shareholders held in 2000, 2001 and 2002.

   Pursuant to the provisions of the By-Laws of the Corporation, one Class II director is to be elected at the Annual Meeting. The nominee for the Class II member of the Board of Directors is Edward J. Stewart, III, who currently serves as a Class II director. A person elected as director to a specific class will serve until the expiration of such director's three-year term, and in each case until the particular director's successor has been elected and qualified. The board recommends a vote FOR the nominee.

   If for any reason the nominee should not be a candidate for election at the time of the Annual Meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

   Following are summaries of the background and business experience and descriptions of the principal occupations of the Directors and the nominee for re-election to the Board of Directors.

   James D. Logan Age: 47 Mr. Logan founded MicroTouch in 1983. He has served as Chairman of the Board (Class III Director) since April 1992. In April 1996, he stepped down as President and Chief Executive Officer, roles he had held since 1983 and 1992, respectively, to pursue other business interests and is currently the Chief Executive Officer and President of Gotuit Media, Inc., a privately held high technology company. Mr. Logan continues to serve as Chairman of the Board. Mr. Logan received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College, where he was an Edward Tuck Scholar, and a B.A. from Hamilton College.

   D. Westervelt Davis Age: 52 Since April 1996, Mr. Davis has served as President and Chief Executive Officer of the Corporation and has been a director of the Corporation (Class I) since 1991. Previously, Mr. Davis was the President of Lasertron, a Division of Oak Industries, a manufacturer of semiconductor components for fiber optic communications, from November 1994 to March 1996. From April 1992 to November 1994, Mr. Davis was a principal with Rand Griffin, a strategy consulting firm. Mr. Davis received an M.B.A. from the Harvard Graduate School of Business Administration and a B.S.E. from Princeton University.

   Edward J. Stewart, III Age: 54 (Nominee for re-election as a Class II Director) Mr. Stewart has been a director of the Corporation since 1983. Mr. Stewart is a retired partner of Kestrel Venture Management. From 1983 to 1999, Mr. Stewart was the General Partner of Kestrel Venture Management, a venture capital firm, and its predecessor, and a series of affiliated venture capital partnerships. Mr. Stewart is a director of nine privately held companies. Mr. Stewart received an M.B.A. from the Harvard Graduate School of Business Administration and a B.S. from Yale University.

   Frank Manning Age: 51 Mr. Manning has been a director of the Corporation (Class I) since 1993. He is President, Chief Executive Officer and Chairman of the Board, and a co-founder of Zoom Telephonics, Inc., a publicly held manufacturer of analog and broadband modems, wireless local area network products, and other data communication products. In 1998, Mr. Manning became a director of the Massachusetts Technology Development Corporation, which invests in seed and early-stage technology companies in Massachusetts. Mr. Manning received his B.S., M.S., and Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology, where he was a National Science Foundation fellow.

   Peter Brumme Age: 50 Mr. Brumme has been a director of the Corporation (Class III) since 1998. Since January 2000, Mr. Brumme has served as Vice President of Marketing & Business Development of SilverStream Software, Inc., a producer of Internet application development software. During 1999, he served as Executive Vice President of Sales & Marketing and in 1998 and 1997 as Chief Operating Officer of SilverStream. From March 1993 to December 1996, Mr. Brumme served as Senior Vice President of Sales & Marketing and Chief Operating Officer of Watermark Software, Inc., a provider of Windows-based imaging software acquired by FileNet Corporation. Mr. Brumme also serves as an advisor to several venture capital firms. Mr. Brumme received a Master of Science in Operations Research from Cornell University and a B.S. in Applied Mathematics from MIT.

   Six meetings of the Board of Directors were held during 1999. The Board has three committees: Compensation, which met once during 1999; Audit, which met twice during 1999; and Nominating, which did not meet in 1999. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served during 1999.

   The Audit Committee, which currently consists of Messrs. Stewart and Manning, nominates the Corporation's independent auditing firm, reviews the scope of the audit and approves in advance reviews by the independent auditors, their activities and recommendations regarding internal control, and meets with the independent auditors and management, each of whom had direct and open access to the Audit Committee.

   The Compensation Committee, which currently consists of Messrs. Brumme and Stewart, determines the compensation of officers other than employee directors (as to whom the Committee makes recommendations to the Board of Directors which then determines their compensation). See "Compensation Committee Report to Shareholders" below.

   The Nominating Committee, which currently consists of Messrs. Manning and Logan, nominates persons to serve as members of the Corporation's Board of Directors, recommends directors to serve on the various Board Committees and recommends a successor to the chief executive officer whenever a vacancy occurs for any reason. The Nominating Committee does not consider for nomination to the Board of Directors candidates suggested by the stockholders.

   For serving the Corporation as directors, directors receive a fee of $1,000 for each board and $750 for each committee meeting attended. Additionally, upon election to the Board of Directors, each new non-employee director shall receive options to purchase 10,000 shares of Common Stock. Immediately following the Annual Shareholders' Meeting each year, each non-employee director shall automatically receive options to purchase 5,000 shares of Common Stock. The options have a term of 5 years and are priced at the last sale price of the Corporation's Common Stock for the day previous to the date of the grant.

Compensation Committee Interlocks and Insider Participation

   Messrs. Brumme and Stewart, each an outside director, are the members of the Corporation's Compensation Committee. In 1997 Mr. Brumme served as a consultant to the Corporation. Neither member of the Compensation Committee has at any time been an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation served as a member of the compensation committee or board of directors of any other entity which has an executive officer serving as a member of the Corporation's Board of Directors or Compensation Committee.

                               SECURITY OWNERSHIP

   Except as set forth below, no person or group, to the knowledge of the Corporation, owns five percent or more of the Common Stock.

   The following table sets forth information as of March 10, 2000 with respect to the amount of Common Stock held by each director, Named Executive Officer, (as defined below), holder of 5% or more of the Corporation's Common Stock and all directors and executive officers as a group (in each case, the beneficial owner of the shares shown has sole voting and sole investment power):

                                                     Common Shares Percentage of
                                                     Beneficially  Total Common
Name                                                     Owned     Shares Owned
----                                                 ------------- -------------
Lord, Abbett & Co. .................................   1,251,167       19.3%
 90 Hudson Street
 Jersey City, NJ 07302
Dimensional Fund Advisors Inc. .....................     555,700        8.6%
 1299 Ocean Avenue
 Santa Monica, CA 90401
State of Wisconsin Investment Board.................     550,000        8.5%
 P.O. Box 7842
 Madison, WI 53707
James D. Logan(1)...................................     161,598        2.5%
Peter Brumme(2).....................................       8,000        0.1%
D. Westervelt Davis(3)..............................     229,500        3.4%
Frank Manning(4)....................................      34,000        0.5%
Edward J. Stewart, III(5)...........................      41,000        0.6%
Geoffrey P. Clear(6)................................      97,606        1.5%
Janet M. Muto(7)....................................      43,100        0.7%
Robert J. Senior(8).................................      54,100        0.8%
Jeffrey E. Shaw(9)..................................      42,850        0.7%
Directors and Executive Officers as a group.........     826,983       11.6%
 13 individuals (includes options to acquire
 660,693 shares which vest prior to 5/9/00)

--------
(1) Consists of 120,598 shares owned directly by Mr. Logan and options to acquire 41,000 shares which vest prior to 5/9/00.
(2) Consists of options to acquire 8,000 shares which vest prior to 5/9/00.
(3) Consists of 12,000 shares owned directly by Mr. Davis and options to acquire 217,500 shares which vest prior to 5/9/00.
(4) Consists of options to acquire 34,000 shares which vest prior to 5/9/00.
(5) Consists of 22,000 shares owned directly by Mr. Stewart and options to acquire 19,000 shares which vest prior to 5/9/00. Mr. Stewart disclaims beneficial ownership of an additional 9,000 shares owned by family members.
(6) Consists of 3,616 shares owned directly by Mr. Clear and options to acquire 93,990 shares which vest prior to 5/9/00.
(7) Consists of options to acquire 43,100 shares which vest prior to 5/9/00. Ms. Muto resigned as an officer of the Corporation as of April 25, 2000.
(8) Consists of options to acquire 54,100 shares which vest prior to 5/9/00.
(9) Consists of options to acquire 42,850 shares which vest prior to 5/9/00.

                             EXECUTIVE COMPENSATION

                COMPENSATION COMMITTEE'S REPORT TO SHAREHOLDERS

   The executive compensation program for the Corporation is administered by the Compensation Committee of the Board of Directors (the "Committee") which is composed of the individuals listed below, who are outside, non-employee directors of the Corporation with responsibility for all compensation matters for the Corporation's senior management other than employee directors, as to whom the Committee makes recommendations to the Board of Directors, which then determines their compensation.

   The program has been designed to enable the Corporation to attract, motivate and retain senior management by providing a competitive total compensation package based on performance. It provides for competitive base salaries, which reflect individual performance; annual variable performance incentive opportunities, which are payable in cash for the achievement of performance goals established by the Committee; and long-term, stock-based incentive opportunities, which strengthen the mutuality of interests between senior management and the Corporation's shareholders. The annual performance incentive opportunities and long-term incentive opportunities established by the Committee are intended to be competitive with competitor incentive compensation opportunities based on surveys conducted by independent compensation consulting firms.

   In designing and administering the individual elements of the executive compensation program, the Committee strives to balance short and long-term incentive objectives and to employ prudent judgment in establishing performance criteria, evaluating performance and determining actual incentive payments. Following is a discussion of each of the elements of the executive compensation program along with a description of the decisions and actions taken by the Committee with regard to 1999 compensation and specific discussion of the decisions regarding the Chief Executive Officer's ("CEO's") compensation.

Annual Compensation

   Annual total cash compensation for senior management consists of base salary and the annual variable performance incentive earned under the Corporation's Key Executive Bonus Plan. Total annual cash compensation varies each year based on achievement of Corporation performance goals established by the Committee under the annual incentive plan and changes in base salary.

   Payment of the annual variable performance incentive award for the Executive Officers appearing in the tabular disclosure which follows is based on achievement of various goals, both financial and strategic. For 1999, the Committee determined that bonus awards would be calculated as percentages of base salary, and based upon the achievement of a revenue growth target and an operating income target for the Executive Officers, except the CEO, whose award is discussed separately below. Having determined that the operating income target was not met, the Committee then determined that no bonus payment would be made to the Executive Officers.

Long-Term Compensation

   The long-term incentive program for senior management consists of awards granted under the 1992 Equity Incentive Plan (the "Plan"), which is administered by the Compensation Committee. The Plan provides for awards of stock options, stock appreciation rights, restricted stock and performance shares. To date, only stock options have been granted under the Plan. During 1999, the following stock option grants were awarded to the four most highly compensated officers of the Corporation, other than the CEO: 1) to Janet Muto, Vice President--Marketing, 8,000 shares; 2) to Robert J. Senior, Vice President and General Manager--European Operations, 8,000 shares; 3) to Jeffrey E. Shaw, Vice President--Quality and Operations, 8,000 shares; and 4) to Geoffrey P. Clear, Vice President--Finance & Administration, Chief Financial Officer and Treasurer, 8,000 shares.

Chief Executive Officer's Compensation

   Mr. Davis' base salary was determined by comparing salaries of executives of similar companies based on the Company's internal benchmarking survey activities. Mr. Davis also participates in the Key Executive Bonus Plan and the 1992 Equity Incentive Plan, as discussed above. Mr. Davis' award is also tied to long-range performance targets for the Corporation as well as the current year revenue growth and operating income targets. Because the operating income target was not met, Mr. Davis received no bonus for 1999, but did receive a stock option grant of 50,000 shares.

   The Compensation and Stock Option tables which follow in this proxy statement, and accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

By the Compensation Committee,

Peter Brumme
Edward J. Stewart, III

   The following table shows, for the fiscal years indicated, the annual compensation paid by the Corporation, together with long-term and other compensation, for the Chief Executive Officer and the next four most highly compensated executive officers in 1999 (the "Named Executive Officers") of the Corporation.

                           Summary Compensation Table

                                                                     Long Term
                                                                    Compensation
                                                                       Awards
                                                                    ------------
                                                       Annual
                                                    Compensation     Securities
                                                  -----------------  Underlying
                                             Year  Salary  Bonus(1)   Options
                                             ---- -------- -------- ------------
D. Westervelt Davis........................  1999 $233,077 $    --     50,000
 President, Chief Executive Officer and      1998 $207,692 $100,000    50,000
 Director                                    1997 $200,000 $    --     50,000
Janet Muto.................................  1999 $192,061 $    --      8,000
 Vice President--Marketing(2)                1998 $163,558 $ 57,500     8,000
                                             1997 $107,221 $ 65,000    50,000

Robert J. Senior...........................  1999 $170,489 $    --      8,000
 Vice President & General Manager--European  1998 $154,340 $116,170    23,000
 Operations                                  1997 $152,137 $107,941     8,000

Jeffrey E. Shaw............................  1999 $166,539 $    --      8,000
 Vice President--Quality and Operations      1998 $155,769 $ 53,500    17,000
                                             1997 $135,577 $ 55,000    45,000

Geoffrey P. Clear..........................  1999 $160,000 $    --      8,000
 Vice President--Finance & Administration,   1998 $161,923 $ 53,500    25,000
 Chief Financial Officer and Treasurer       1997 $138,308 $ 54,000     8,000

--------
(1) Reflects amounts awarded for performance in the respective fiscal year, even though the compensation may not have actually been paid until a later date.
(2) Ms. Muto became Vice-President--Marketing in April 1997. She resigned as an officer of the Corporation as of April 25, 2000.

                               EXECUTIVE OFFICERS

   The current executive officers of the Corporation who are not also directors are listed below. Each such person's term of office extends until the meeting of the Board of Directors following the Annual Meeting and until his or her successor is elected and qualified.

   Mr. Robert Senior (Age: 44) has been Vice President and General Manager-- European Operations since January 1995. Before that, he was Vice President-- Sales from March 1993 until December 1994. He was General Manager of the Company's U.K. subsidiary from January 1991 until March 1993. Mr. Senior received a B. Ed. in Physics from Exeter University.

   Mr. Barry Waxman (Age: 46) has been Vice President Worldwide Sales since November 1999. Previously he was Vice President Worldwide Sales and Marketing for Pixel Magic, a wholly owned subsidiary of Oak Technology, a manufacturer of high performance image processing semiconductors and systems. Prior to that, he was Vice President--Sales at Mylex Corporation, a publicly held manufacturer of RAID controllers and subsystems. Mr. Waxman holds a BSc degree in Electronics and Electrical Engineering from Paisley College of Technology, Scotland & King's College, London.

   Mr. Randall Smith (Age: 48) has been President of the Business Products Division since March 1997. Previously he was Vice President of Marketing from November 1996 to February 1997. From 1995 to 1996 Mr. Smith was an independent consultant. Mr. Smith received a MBA in Marketing & Finance from Northwestern University and a BS in Management from Purdue University.

   Mr. Bernard Geaghan (Age: 52) has been Vice President--Research and Development since May 1995. Before that he was Vice President--Engineering from March 1990 to April 1995. Mr. Geaghan received a B.S. in Electrical Engineering from the University of Maine.

   Mr. Geoffrey Clear (Age: 50) has been Vice President--Finance & Administration, Chief Financial Officer and Treasurer of the Company since February 1992. Mr. Clear is a Certified Public Accountant and a member of the Financial Executives Institute. Mr. Clear received an M.B.A. from the Amos Tuck School of Business Administration at Dartmouth College, where he was an Edward Tuck Scholar, and a B.A. from Dartmouth College.

   Mr. Jeffrey Shaw (Age: 53) has been Vice President--Quality and Operations since January 1997. Previously he was Vice President--Operations for ACT Manufacturing, Inc., a contract manufacturing company. Prior to that, he was Vice President--Operations at Xyplex, Inc., and PictureTel Corporation, as well as Vice President of Global Support Operations at Octocom Systems. Mr. Shaw holds a MS in Metallurgy and Materials from Lehigh University and a BS in Electrical Engineering from Worcester Polytechnic Institute.

   Mr. Robert Becker (Age: 40) has been Vice President--Engineering since July 1998. Previously he was Vice President--Engineering at PictureTel Corporation where he was responsible for the videoconferencing company's Client Products and Peripherals. Earlier positions at PictureTel included Engineering Group Products Director and several Program Management positions. Mr. Becker has 10 patents to his credit for work in computer architectures. Mr. Becker received a BS degree in Computer Science from the University of Connecticut and a BA degree in Liberal Arts from Fairfield University.

   There are no family relationships between any of the Corporation's directors, executive officers or people nominated to become directors or executive officers of the Corporation.

   The following table contains information concerning the grant of stock options to Named Executive Officers during the last fiscal year.

                                             Option Grants in Last Fiscal Year
                         --------------------------------------------------------------------------
                         Number of  Percentage of
                         Securities Total Options
                         Underlying  Granted to            Market Price
                          Options   Employees in  Exercise    as of     Expiration    Grant Date
Name                     Granted(1)     1999       Price    Grant Date     Date    Present Value(2)
----                     ---------- ------------- -------- ------------ ---------- ----------------
D. Westervelt Davis.....   50,000       13.0%      $12.81     $12.81     4/14/04       $373,000
Janet Muto..............    8,000        2.1%      $12.81     $12.81     4/14/04       $ 60,000
Robert J. Senior........    8,000        2.1%      $12.81     $12.81     4/14/04       $ 60,000
Jeffrey E. Shaw.........    8,000        2.1%      $12.81     $12.81     4/14/04       $ 60,000
Geoffrey P. Clear.......    8,000        2.1%      $12.81     $12.81     4/14/04       $ 60,000

--------
(1) Options granted become exercisable in variable installments over 3 years.
(2) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, that an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised and there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions (as required by the Black-Scholes methodology) as to variables such as interest rates (a weighted average of 5.1%) and stock price volatility (.64). Amounts indicated are not intended to be a forecast of possible future appreciation, if any, in the price of the Corporation's Common Stock.

   The following table sets forth information with respect to the Named Executive Officers concerning option exercises during the last fiscal year and unexercised options held as of the end of the last fiscal year.

 Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year-End Option
                                     Values

                                                Number of Securities
                                               Underlying Unexercised     Value of Unexercised
                                                   Options Held at       In-the Money Options at
                                                  December 31, 1999       December 31, 1999(1)
                                              ------------------------- -------------------------
                           Shares
                          Acquired    Value
Name                     on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- -------- ----------- ------------- ----------- -------------
D. Westervelt Davis.....    5,000    $63,750    167,500      200,000     $ 96,563        $ 0
Janet Muto..............      -0-        -0-     27,000       39,000     $      0        $ 0
Robert J. Senior........      -0-        -0-     44,750       30,250     $187,938        $ 0
Jeffery E. Shaw.........      -0-        -0-     26,250       43,750     $      0        $ 0
Geoffrey P. Clear.......      -0-        -0-     84,029       31,971     $647,625        $ 0

--------
(1) Based on the difference between the closing price of the Corporation's Common Stock as reported on the Nasdaq Stock Market as of 12/31/99 ($12.63) and the exercise price of the respective options. Dollar values rounded to the nearest thousand.

Comparative Stock Performance

   The comparative stock performance graph below compares the cumulative shareholder return on the Common Stock of the Corporation for the period from January 1, 1995 through the fiscal year ended December 31, 1999 with the cumulative total return for (i) the NASDAQ Market Value Index for the NASDAQ Stock Market (the "NASDAQ Market Index"), and (ii) a group consisting of publicly-traded U.S. companies in the Corporation's industry (based on Standard Industrial Classification Code Number 3577, "Computer Peripheral Equipment") (the "Peer Group Index") for the same period, assuming the investment of $100 in the Corporation's Common Stock, the NASDAQ Market Index and the Peer Group Index on January 1, 1995 and reinvestment of all dividends. Measurement points are on January 1, 1995 and the last trading day of the Corporation's fiscal years ended December 31, 1995, 1996, 1997, 1998 and 1999.

                             [GRAPH APPEARS HERE]

----------------------------------------------------------------------------------------
             LABEL                 A                   B                    C
----------------------------------------------------------------------------------------
LABEL                      MICROTOUCH SYSTEMS   PEER GROUP INDEX   NASDAQ MARKET INDEX
----------------------------------------------------------------------------------------
  1         12/30/94            100                 100                  100
  2         12/29/95             26.94              159.63               129.71
  3         12/31/96             53.33              199.79               161.18
  4         12/31/97             35                 203.47               197.16
  5         12/31/98             29.17              400                  278.08
  6         12/31/99             28.06              857.92               490.46

                 PROPOSAL II--APPROVAL OF INDEPENDENT AUDITORS

   Subject to the ratification by the shareholders at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed the firm of Arthur Andersen LLP, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interests of the Corporation and its shareholders.

   Arthur Andersen LLP has been the Corporation's auditors for the last eight years. Representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

   The Board of Directors recommends a vote FOR ratifying the selection of Arthur Andersen LLP as independent auditors of the Corporation for 2000.

            "SECTION 16(a) BENEFICAL OWNERSHIP REPORTING COMPLIANCE"

   The Corporation's executive officers and directors are required, under
Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of securities of the Corporation with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation.

   Based solely on a review of (i) Forms 3, 4 and 5 relating to the fiscal year ended December 31, 1999, and amendments thereto, furnished to the Corporation, and (ii) written representations that no Form 5 was required, the Corporation believes that, during 1999, the executive officers and directors of the Corporation complied with all applicable Section 16(a) filing requirements, except as follows: Mr. Waxman inadvertently failed to file a Form 3 upon his employment as an officer of the Corporation but included the required information in a timely filed Form 5; Messrs. Davis, Fisher and Logan each inadvertently failed to file one Form 4 covering one, two and five transactions, respectively, but included such transactions in timely filed Forms 5; Joel Blenner, a former officer of the Corporation, inadvertently failed to file three Forms 4 covering 22 transactions, but included such transactions in a timely filed Form 5; and Mr. Senior inadvertently failed to file three Forms 4 covering eight transactions, but included such transactions in a late-filed amended Form 5.

                              CERTAIN TRANSACTIONS

   On September 25, 1997, Mr. Peter Brumme, a Class III Director of the Corporation, received an option to purchase 5,000 shares of Common Stock as consideration for consulting services. The option exercise price was $26.50 per share and the option vests in its entirety on September 25, 2003.

                                 OTHER MATTERS

   Management does not know of any matters to be presented at the Annual Meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying form of Proxy will vote the Proxy in accordance with their best judgment. To be considered for inclusion in the proxy statement related to the Annual Meeting of Stockholders to be held in 2001, Stockholder proposals must be received no later than January 25, 2001. To be considered for presentation at the Annual Meeting, although not included in the proxy statement, proposals must be received no later than April 9, 2001. All Stockholder proposals should be marked for the attention of Chief Financial Officer, MicroTouch Systems, Inc., 300 Griffin Brook Park Drive, Methuen, MA 01844.

D. Westervelt Davis

                                   IMPORTANT

   Whether you own one share or many, you are urged to sign and return promptly the enclosed proxy in the postage paid envelope provided.

                                                              SKU # MTSI-PS-2000

                                     Proxy

                           MicroTouch Systems, Inc.
                              (the "Corporation")

The undersigned, revoking previous proxies relating to the shares subject hereto,hereby acknowledges receipt of the Notice and Proxy Statement dated May 24, 2000 in connection with the Corporation's 2000 Annual Meeting of Shareholders to be held at 10:00 a.m. on June 22, 2000 at the offices of MicroTouch Systems, Inc., 300 Griffin Brook Park Drive, Methuen Massachusetts and hereby appoints Geoffrey P. Clear and Diane Burak and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Corporation which the undersigned is entitled to vote at said Annual Meeting of Shareholders, and at any adjournment thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement. In addition, in their discretion, the proxies are authorized to vote upon such other matters as may properly come before said Annual Meeting. Signed but unmarked proxies will be voted in favor of each proposal.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are a number of issues related to the operation of the Corporation that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage- paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


MicroTouch Systems, Inc.

[X] Please mark votes as in this example

This Proxy, when executed, will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the nominee for Class II Director and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of one Class II Director (or, if the nominee is not available for election, the shares represented hereby will be voted for such substitute as the Board may designate)
         Nominee:   Edward J. Stewart, III

         FOR NOMINEE [ ]              [ ] WITHHELD FROM NOMINEE

         [ ]_________________________________________
         For nominee except as noted above

2.   Ratification of Independent Auditors (Arthur Andersen LLP)

               FOR    AGAINST   ABSTAIN
               [ ]      [ ]       [ ]


                                  MARK HERE FOR
                                 ADDRESS CHANGE
                                AND NOTE AT LEFT [ ]


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, officer, trustee, or guardian, please give full title as such.


Signature:___________________________  Date:_____________


Signature:____________________________ Date:_____________